                                                                    EXHIBIT 99.1
                                                                      (AMENDED)
FRUIT OF THE LOOM, INC.
5000 Sears Tower
Chicago, Illinois 60606 .  312/876-1724

News Release                                       FOR IMMEDIATE RELEASE

Contact:  Mark A. Steinkrauss
          Vice President, Corporate Relations
          Fruit of the Loom, Inc.
          Tel: 312/993-1889/Fax: 312/993/1773


         FRUIT OF THE LOOM, INC. REPORTS OPERATING RESULTS AND CHARGES
                               FOR FOURTH QUARTER

Chicago, IL, February 12, 1998--- Fruit of the Loom, Inc. (NYSE-FTL), one of the world's leading marketers and manufacturers of basic family apparel today reported sales of $428,500,000 for its fourth fiscal quarter ended December 31, 1997 compared to $581,000,000 for the same period a year ago. Fourth quarter earnings were impacted by provisions for costs related to the closing and disposal of a number of domestic manufacturing and distribution facilities, impairment of manufacturing equipment and other assets and certain European manufacturing and distribution facilities, and other costs associated with the company's worldwide restructuring of manufacturing and distribution operations. The company also took a $22,000,000 charge relating to a compensation agreement at its Pro Player subsidiary. These and other special charges totaled $372,200,000 million after tax ($441,700,000 pretax). Annualized after tax cost savings resulting from these charges are expected to approximate $70,000,000 to $100,000,000. After these charges, the Company reported a net loss of $404,900,000, or $5.57 per share, for the fourth quarter of 1997 compared with restated net earnings of $24,700,000, or $.32 per share, for the fourth quarter of 1996.

For the year ended December 31, 1997, the company reported sales of $2,139,900,000 compared to $2,447,400,000 for the year ended December 31, 1996.
The net loss for 1997 was $487,600,000 compared with restated net earnings of $146,600,000 for 1996. Loss per share of $6.55 in 1997 compares to restated earnings per share of $1.90 in 1996.

As previously announced, as a result of a court judgment in August 1997, relating to the company's long-standing LMP litigation, the company took a charge in 1997 of $102,200,000 which is classified as discontinued operations. Additionally, during the third quarter of 1997, the company increased its accrual by $32,000,000 relating to its' guarantee of Acme Boot Company debt.

During the fourth quarter of 1997, the company changed its method of determining the cost of inventories from the last-in, first out (LIFO) method to the first-in, first out (FIFO) method as it experienced reduced costs from offshore assembly operations. As a result, the cost of inventories on a LIFO basis at December 31, 1997 was approximately equal to their replacement cost. Accordingly, the company believes that the FIFO method will result in a better measurement of operating results. All 1996 full year and fourth quarter results have been restated to reflect the retroactive application of this accounting change as required by generally accepted accounting principles. Net income as previously reported for the quarter and year ended December 31, 1996 were reduced by $18,400,000 and $4,600,000, respectively. Restated earnings per share as previously reported for the quarter and year ended December 31, 1996 were reduced by $.24 and $.06, respectively. The accounting





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                                                                      (AMENDED)

change increased the net loss for the 1997 fourth quarter by $40,000,000, or $.55 per share, and increased the net loss for the full year 1997 by $27,800,000, or $.37 per share.

William Farley, Chairman, Chief Executive Officer and acting President and Chief Operating Officer said, "Today's announcement concludes a very disappointing year for us. Price discounting and a high level of promotional activity were widespread in both our retail and wholesale businesses during the year. Additionally, retail sales of basic apparel during the quarter were soft resulting in reduced shipments. More recently, promotional activity has quieted while pre-bookings for spring and summer are encouraging. We anticipate an improved pricing environment as the year progresses and have implemented a price increase on men's underwear effective in April."

"The Company is now positioned to realize considerable cost savings as a result of moving labor-intensive sewing operations offshore. We incurred a number of charges relating to this migration, which we took at year-end, and are pleased that the process is now complete. Coupled with continuing cost reduction programs throughout the company, we should improve the company's profitability in 1998 and going forward," Mr. Farley said.

"Given our strong management team, brand strengths and marketing support, low-cost manufacturing and broad distribution, we feel strongly that the company can affect a strong recovery in 1998. Inventories are expected to decline while capital spending will continue to be restrained. These factors should help to improve cash flow and, along with better operating performance, result in improved shareholder returns," Farley said.

Except for historical information contained herein, information set forth in this news release may contain forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as the financial strength of the retail industry, particularly in the mass merchant channel, the level of consumer spending for apparel, the amount of sales of the company's activewear screenprint products, the competitive pricing environment within the basic apparel segment of the apparel industry, the ability of the company to successfully conclude the movement of labor-intensive segments of the manufacturing process offshore and the success of new product introductions and planned advertising, marketing and promotional campaigns. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Fruit of the Loom, Inc. is a marketing oriented, international basic apparel company, emphasizing branded products for consumers ranging from infants to senior citizens. The company manufactures and markets men's and boys' underwear, women's and girls' underwear, printable activewear, outerwear, casualwear, sportswear and childrenswear. Fruit of the Loom employs 30,000 people in over 60 locations worldwide. Brand names include FRUIT OF THE LOOM(R), BVD(R), GITANO(R), BEST(TM), CUMBERLAND BAY(TM) and SCREEN STARS(R). Licensed brands include MUNSINGWEAR(R), and WILSON(R). Licensed apparel bearing the logos or insignia of the major sports leagues and their teams and certain popular players in the leagues, and the logos of most major colleges and universities, are marketed under the PRO PLAYER(R) and FANS GEAR(R) brands.





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                                                                       (AMENDED)

                    FRUIT OF THE LOOM, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (In thousands, except per share data)


                                               THREE MONTHS ENDED                       YEAR ENDED
                                                  DECEMBER 31,                         DECEMBER 31,
                                        ------------------------------       -------------------------------
                                            1997               1996             1997                1996
                                        ------------        ----------       ------------       ------------
Net sales                               $    428,500        $  581,000       $  2,139,900       $  2,447,400
Cost of sales                                632,700           425,700          1,871,400          1,724,500
                                        ------------        ----------       ------------       ------------

  Gross earnings (loss)                     (204,200)          155,300            268,500            722,900

Selling, general
    and administrative expenses              217,100            97,600            524,800            378,000
Goodwill amortization                         11,300             6,600             31,400             26,700
                                        ------------        ----------       ------------       ------------

  Operating earnings (loss)                 (432,600)           51,100           (287,700)           318,200

Interest expense                             (22,200)          (23,800)           (84,700)          (103,600)
Other expense - net                          (36,900)          (33,100)           (79,300)           (36,400)
                                        ------------        ----------       ------------       ------------

  Earnings (loss) before
   income tax expense (benefit)             (491,700)           (5,800)          (451,700)           178,200

Income tax expense (benefit)                 (87,800)          (30,500)           (66,300)            31,600
                                        ------------        ----------       ------------       ------------

  Earnings (loss) from
   continuing operations                    (403,900)           24,700           (385,400)           146,600
  Discontinued operations:
   Loss on LMP litigation                     (1,000)                -           (102,200)               -
                                        ------------        ----------       ------------       ------------
  Net earnings (loss)                   $   (404,900)       $   24,700       $   (487,600)      $    146,600
                                        ============        ==========       ============       ============

Earnings (loss) per common share
   Basic from:
      Continuing operations             $      (5.56)       $     0.32       $      (5.18)      $       1.92
      Discontinued operations                  (0.01)              -                (1.37)               -
                                        ------------        ----------       ------------       ------------
      Net earnings (loss)               $      (5.57)       $     0.32       $      (6.55)      $       1.92
                                        ============        ==========       ============       ============
   Diluted from:
      Continuing operations                                 $     0.32                          $       1.90
      Discontinued operations           (No Dilution)              -         (No Dilution)               -
                                                            ----------                          ------------
      Net earnings (loss)                                   $     0.32                          $       1.90
                                                            ==========                          ============
Average common shares outstanding
   Basic                                      72,700            76,900             74,400             76,400
                                        ============        ==========       ============       ============
   Diluted                                    73,100            78,000             75,100             77,100
                                        ============        ==========       ============       ============


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                                                                       (AMENDED)

                    FRUIT OF THE LOOM, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                           (In thousands of dollars)


                                                                DECEMBER 31,         DECEMBER 31,
                                                                   1997                 1996
                                                               -----------          -----------
ASSETS
Current Assets
  Cash and cash equivalents (including restricted cash)        $    16,100          $    18,700
  Notes and accounts receivable
    (less allowance for possible losses
    of $11,900 and $20,600, respectively)                           98,100              167,300
  Inventories
    Finished goods                                                 570,400              428,600
    Work in process                                                212,300              188,500
    Materials and supplies                                          64,800               47,400
                                                               -----------          -----------
                                                                   847,500              664,500

  Other                                                             53,900               38,100
                                                               -----------          -----------
      Total current assets                                       1,015,600              888,600
                                                               -----------          -----------

Property, Plant and Equipment - Net                                514,400              899,900
                                                               -----------          -----------

Other Assets
  Goodwill (less accumulated amortization of
    $311,400 and $284,500, respectively)                           712,900              744,300
  Other                                                            240,200               60,600
                                                               -----------          -----------
      Total other assets                                           953,100              804,900
                                                               -----------          -----------
                                                               $ 2,483,100          $ 2,593,400
                                                               ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term debt                         $    28,200          $    18,200
  Trade accounts payable                                           234,100              111,900
  Other accounts payable and accrued expenses                      262,900              196,600
                                                               -----------          -----------
      Total current liabilities                                    525,200              326,700
                                                               -----------          -----------

Noncurrent Liabilities
  Long-term debt                                                 1,192,800              867,400
  Other                                                            343,000              305,500
                                                               -----------          -----------
      Total noncurrent liabilities                               1,535,800            1,172,900
                                                               -----------          -----------

Common Stockholders' Equity                                        422,100            1,093,800
                                                               -----------          -----------
                                                               $ 2,483,100          $ 2,593,400
                                                               ===========          ===========


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


                                                                (AMENDED)

                   FRUIT OF THE LOOM, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                          (In thousands of dollars)




                                                                   YEAR ENDED DECEMBER 31,
                                                                   1997                 1996
                                                                ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net earnings (loss)                                           $ (487,600)          $  146,600
  Adjustments to reconcile net earnings (loss)
    to net cash used for operating activities:
    Depreciation and amortization                                  154,200              155,700
    Deferred income tax expense (benefit)                          (64,600)              23,200
    Decrease in working capital                                     94,500              198,000
    Other - net                                                    208,600               (9,800)
                                                                ----------           ----------
      Net cash provided by
          (used for) operating activities                          (94,900)             513,700
                                                                ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Capital expenditures                                             (55,400)             (44,500)
  Proceeds from sale of Hosiery Division                                 -               73,800
  Other - net                                                      (33,900)               2,000
                                                                ----------           ----------
      Net cash provided by
          (used for) investing activities                          (89,300)              31,300
                                                                ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of long-term debt                          97,800               63,000
  Proceeds under line-of-credit agreements                       1,245,800              488,500
  Payments under line-of-credit agreements                        (981,900)            (979,600)
  Principal payments on long-term debt and capital leases          (17,600)            (125,500)
  Common stock issued                                               11,100               17,400
  Common stock repurchased                                        (173,600)             (16,600)
                                                                ----------           ----------
      Net cash provided by
          (used for) financing activities                          181,600             (552,800)
                                                                ----------           ----------

Net decrease in Cash and cash equivalents
  (including restricted cash)                                       (2,600)              (7,800)
Cash and cash equivalents (including restricted cash)
  at beginning of period                                            18,700               26,500
                                                                ----------           ----------

Cash and cash equivalents (including restricted cash)
  at end of period                                              $   16,100           $   18,700
                                                                ==========           ==========

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